HOGAN & HARTSON
                                     L.L.P.


                                           111 SOUTH CALVERT STREET, SUITE 1600
                                                 BALTIMORE, MARYLAND 21202
                                                    TEL (410) 659-2700
                                                    FAX (410) 539-6981
                                                      WWW.HHLAW.COM
















                                  June 23, 2003



Board of Directors
AHA Investment Funds, Inc.
190 South LaSalle Street - Suite 2800
Chicago, IL  60606

Ladies and Gentlemen:

     We are acting as special counsel to AHA Investment Funds, Inc., a Maryland corporation (the "Company"), in connection with post-effective amendment no. 23 to its registration statement on Form N-1A, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the proposed public offering of an indefinite number of Class A, Class I and Institutional Servicing Class shares of the Company's common stock, par value $.01 per share which shares have been classified into the AHA Limited Maturity Fixed Income Fund, AHA Full Maturity Fixed Income Fund, AHA Balanced Fund, AHA Diversified Equity Fund, AHA U.S. Growth Equity Fund and AHA International Core Equity Fund series (collectively, the "Shares"), all of which Shares are to be offered and sold by the Company from time to time as set forth in the prospectuses which form a part of the Registration Statement (the "Prospectuses"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of
Exhibit 23(i) of Form N-1A under the Investment Company Act of 1940, as amended, in connection with the Registration Statement.

     For purposes of this opinion letter, we have examined copies of the following documents:

     1.   An executed copy of the Registration Statement.

     2. The Charter of the Company, as certified by the Maryland State Department of Assessments and Taxation on [October 23, 2002] and by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

     3. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

     4. Resolutions of the Board of Directors of the Company adopted at a meeting held on July 2, 2001, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect, relating to the issuance and sale of the Shares and arrangements in connection therewith.

     In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

     For purposes of this opinion letter, we have assumed that the issuance, sale, and amount of the Shares to be offered from time to time will be duly authorized and established by proper action of the Board of Directors of the Company, consistent with the procedures and terms described in the Registration Statement (each, a "Board Action") and in accordance with the Charter, Bylaws and applicable Maryland law, and that the aggregate amount of shares of Common Stock issued and outstanding at any time will not exceed the maximum amount authorized by the Company's charter.

     This opinion letter is based as to matters of law solely on the Maryland General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term "Maryland General Corporation Law, as amended" includes the statutory provisions contained therein, all applicable provisions of the Maryland Constitution and reported judicial decisions interpreting these laws.

     Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement, and (ii) issuance and delivery of the Shares in certificated or uncertificated form against payment therefor in accordance with the terms of the Board Action and in an amount that together with then issued shares would not exceed the total authorized shares of Common Stock under the Company's Charter, and as contemplated by the Registration Statement and/or the Prospectus, the Shares will be validly issued, fully paid, and nonassessable.

     This opinion letter has been prepared for your use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the Registration Statement.

     We hereby consent to the filing of this opinion letter as Exhibit 23(i) to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                                     Very truly yours,


                                                     /S/HOGAN & HARTSON L.L.P.
                                                     -------------------------
                                                     HOGAN & HARTSON L.L.P.